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                              [WCP LETTERHEAD]





            		     September 17, 1997


Donaldson, Lufkin & Jenrette Incorporated
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

     We have acted as special tax counsel to Donaldson, Lufkin & Jenrette, Inc. (the "Company") in connection with the issuance of $350,000,000 of the Company's Global Floating Rate Notes due September 2002 (the "Notes"). We hereby confirm the opinion (the "Opinion") set forth under the caption "Certain United States Federal Income Tax Considerations" in the prospectus supplement, dated
September 12,1997 (the "Prospectus Supplement"), that supplements the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission on August 22, 1997.

     We hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                                  Sincerely,

                                                  WILMER, CUTLER & PICKERING

						  By: /s/ Terrill A. Hyde
                                                     --------------------------
                                                     Terrill A. Hyde
                                                     A Partner